UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2021, Identiv, Inc. (the “Company”) entered into an amendment and restatement (the “Amendment and Restatement”) of its Loan and Security Agreement with East West Bank (the “Bank”) (such agreement the “Loan Agreement”). Pursuant to the Amendment and Restatement, the maturity date of the existing $20.0 million revolving credit facility was extended to February 8, 2023 and a new one year $4.0 million revolving credit facility that is not subject to a borrowing base requirement was added. The Company may, at its option if certain conditions are met, convert prior to their maturity any loans under the new one year facility to a term loan that will fully amortize and mature on February 1, 2025.

In addition, certain other terms of the Loan Agreement as previously in effect were amended by the Amendment and Restatement, including certain financial covenants. These changes included increasing from $4.0 million to $5.0 million the amount of unrestricted cash that must be held in the Company’s accounts with the Bank and providing for a monthly minimum trailing six-month EBITDA of $0.6 million for the first two quarters of 2021 and $1.2 million thereafter.

The foregoing description of the Amendment and Restatement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1.

In addition, on February 5, 2021, the Company entered into an amendment (the “Amendment”) to its secured subordinated promissory note to 21 April Fund, Ltd. (the “Holder”) entered into on May 5, 2020, which extended the initial term of the note to March 31, 2021. As a result of the Amendment, if the note is repaid on or before March 31, 2021, the Company will incur no further interest on, nor be obligated to issue additional warrants with respect to, the note.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement between Identiv, Inc. and East West Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

February 11, 2021	By:	/s/ Sandra Wallach
Sandra Wallach Chief Financial Officer